Exhibit 14.(a).3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form Form S-8 (No. 333-149175) of Blue Square-Israel Ltd., of our report dated March 22 2007, relating to the financial statements of Bee Group Retail Ltd., for the years 2006 and 2005, which appears in this Annual Report (Form 20-F) of Blue Square-Israel Ltd. for the year ended December 31, 2007.

Tel-Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY and KASIERER
June 23, 2008	A member of Ernst & Young Global